Exhibit 1

POWER OF ATTORNEY

I, the undersigned trustee of GMO Series Trust, a Massachusetts business trust, hereby constitute and appoint each of Douglas Y. Charton, Kevin M. O’Brien and Gregory L. Pottle singly, my true and lawful attorney, with full power to him/her to sign for me, and in my name and in the capacity indicated below, the Registration Statement of GMO Series Trust on Form N-1A and any and all amendments thereto (including pre- and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof. This document supersedes and revokes any prior Power of Attorney executed by me in my capacity as trustee of GMO Series Trust.

Witness my hand on the date set forth below.

Signature	Title	Date

/s/ Jonathan Feigelson	Trustee	April 27, 2020
Name: Jonathan Feigelson